Profire Energy Reports Financial Results for Second Quarter Fiscal 2019
Company recognizes $10.1 million in revenues, 51.2% gross margin,
Acquired Two Additional Companies, and increases Share Repurchase Program

LINDON, Utah August 7, 2019- Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the "Company") which creates, installs and services burner and chemical management solutions in the oil and gas industry, today reported financial results for its quarter ending June 30, 2019. A conference call will be held on Thursday, August 8, 2019 at 1:00 p.m. ET to discuss the results.

Highlights

•	Recognized Revenue of $10.1 million

•	Net Income of $986,000 or $0.02 Per Diluted Share,

•	Realized Gross Profit of $5.2 Million or 51.2% of Total Revenues

•	Cash and Liquid Investments of over $23 Million and Remained Debt-Free

•	Increased Share Repurchase Program by $2 million

Second Quarter 2019 Financial Results

Total revenues for the period equaled $10.1 million, an 11% decrease over the same period a year ago. This decrease was primarily driven by negative macro industry trends including a 12% drop in the average oil price during the same period.

Net income was $986,000 or $0.02 per diluted share, compared to a net income of $1.7 million or $0.03 per diluted share in the same quarter last year.

Total operating expenses were approximately $4.1 million, a 10% increase from the same quarter last year. This increase is primarily due to an increase in wages, professional fees related to acquisition activity, and certifications and development of the PF2200 product.

Compared with the same quarter last year, operating expenses for G&A increased 6%, R&D increased 62% and depreciation increased 14%.

Gross profit was $5.2 million or 51.2% of total revenues which was down from 52.1% in the same quarter last year. The fluctuation in gross profit margin was due to product mix changes, direct labor costs, and adjustments in our inventory and warranty reserves.

Cash and liquid investments totaled just over $23 million at June 30, 2019 compared to $22.6 million at the end of 2018, and the Company continues to operate debt-free.

Within the Quarter the Company closed on an agreement to acquire Millstream Energy Products for total compensation of roughly $2.5 million US. Subsequent to the end of the second quarter, the Company closed on a Member Interest Purchase Agreement with Midflow Services, LLC, on August 5, 2019, for total compensation of roughly $2.4 million cash and $1 million worth of the Company’s restricted stock.

The Company announced today that it will continue the stock repurchase program and its Board of Directors has allocated an additional $2 million towards the existing program, which will remain in effect until October 31, 2019.

Management Commentary

"When analyzing M&A opportunities, we are looking for companies that provide complementary products, improve product development, broaden industry expertise, expand market share, and leverage our strong customer relationships and sales network. We are very excited about both of our recent acquisitions of Millstream and Midflow and believe they fit within our long-term strategy,” said Brenton Hatch, President and CEO of Profire Energy. "We anticipated the current market volatility in 2019 and believe our investment strategies, including acquisitions and product development are crucial to Profire’s growth in the coming years. We will continue to thoughtfully analyze additional strategic opportunities while we focus on the strategic integration of Midflow and Millstream to ensure these acquisitions are value accretive."

"Total cash spend for both the Millstream and Midflow acquisitions was just under $5 million US with expected additional annual revenue of $3.5 to $5.5 million in the coming years. Profire still maintains sufficient cash on hand to continue to react quickly to strategic opportunities,” stated Ryan Oviatt, CFO of Profire. "We are also well-positioned to allocate some of our cash on hand to continue the stock repurchase program. This demonstrates our ongoing commitment to provide value to our shareholders.”
Conference Call

Profire Energy President and CEO Brenton Hatch and CFO Ryan Oviatt will host the call, followed by a question and answer period.
Date:	Thursday, August 8, 2019
Time: 1:00 p.m. ET (11:00 a.m. MT)
Toll-free dial-in number: 1-877-705-6003
International dial-in number: 1-201-493-6725
The conference call will be webcast live and available for replay via this link:
http://public.viavid.com/index.php?id=135689. The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available via the dial-in numbers below after 4:00 p.m. ET on the same day through August 22, 2019.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671
Replay Pin Number: 13693316

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management and chemical injection systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Victoria, Texas; Homer, Pennsylvania; Greeley, Colorado; Millersburg, Ohio; and Spruce Grove, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company’s expected growth, the Company’s expected revenues from recent acquisitions, the Company’s plans to make internal and external investments, and the availability of Company resources to make beneficial investments in 2019 and beyond. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
214-872-2710

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	As of
	June 30, 2019	December 31, 2018
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$11,487,778	$10,101,932
Short-term investments	726,782	961,256
Short-term investments - other	2,400,000	3,596,484
Accounts receivable, net	6,395,332	6,885,296
Inventories, net	9,071,479	9,659,571
Prepaid expenses & other current assets	512,292	473,726
Income tax receivable	473,093	173,124
Total Current Assets	31,066,756	31,851,389
LONG-TERM ASSETS
Net deferred tax asset	—	85,092
Long-term investments	8,433,185	7,978,380
Financing right-of-use asset	149,484	—
Property and equipment, net	9,108,234	8,020,462
Goodwill	997,701	997,701
Intangible assets, net	1,699,312	429,956
Total Long-Term Assets	20,387,916	17,511,591
TOTAL ASSETS	$51,454,672	$49,362,980

CURRENT LIABILITIES
Accounts payable	$1,415,824	$1,177,985
Accrued vacation	373,995	311,435
Accrued liabilities	1,679,279	1,445,510
Current financing lease liability	76,559	—
Income taxes payable	199,792	1,172,191
Total Current Liabilities	3,745,449	4,107,121
LONG-TERM LIABILITIES
Net deferred income tax liability	120,222	—
Long-term financing lease liability	76,382	—
TOTAL LIABILITIES	3,942,053	4,107,121

STOCKHOLDERS' EQUITY
Preferred shares: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	—	—
Common shares: $0.001 par value, 100,000,000 shares authorized: 50,016,979 issued and 47,466,192 outstanding at June 30, 2019, and 49,707,805 issued and 47,932,305 outstanding at December 31, 2018	50,017	49,708
Treasury stock, at cost	(3,943,063)	(2,609,485)
Additional paid-in capital	28,593,552	28,027,742
Accumulated other comprehensive loss	(2,525,586)	(2,895,683)
Retained earnings	25,337,699	22,683,577
TOTAL STOCKHOLDERS' EQUITY	47,512,619	45,255,859
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$51,454,672	$49,362,980

These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income
(Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
REVENUES
Sales of goods, net	9,559,255	$10,724,409	$19,757,890	$22,179,024
Sales of services, net	564,776	615,352	1,199,199	1,330,454
Total Revenues	10,124,031	11,339,761	20,957,089	23,509,478

COST OF SALES
Cost of goods sold-product	4,568,666	4,959,539	9,139,654	10,517,249
Cost of goods sold-services	368,327	471,555	865,525	953,422
Total Cost of Goods Sold	4,936,993	5,431,094	10,005,179	11,470,671

GROSS PROFIT	5,187,038	5,908,667	10,951,910	12,038,807

OPERATING EXPENSES
General and administrative expenses	3,566,698	3,364,826	6,728,228	6,706,726
Research and development	512,871	317,002	861,929	720,221
Depreciation and amortization expense	110,910	129,070	227,133	257,787
Total Operating Expenses	4,190,479	3,810,898	7,817,290	7,684,734

INCOME FROM OPERATIONS	996,559	2,097,769	3,134,620	4,354,073

OTHER INCOME (EXPENSE)
Gain on sale of fixed assets	21,410	21,254	38,340	86,085
Other expense	(413)	(4,164)	(964)	(5,956)
Interest income	85,887	174,771	177,590	225,479
Total Other Income	106,884	191,861	214,966	305,608

INCOME BEFORE INCOME TAXES	1,103,443	2,289,630	3,349,586	4,659,681

INCOME TAX EXPENSE	117,939	575,363	695,464	1,069,183

NET INCOME	$985,504	$1,714,267	$2,654,122	$3,590,498

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$102,435	$(427,307)	$251,850	$(394,072)
Unrealized gains (losses) on investments	49,495	9,226	118,247	(24,009)
Total Other Comprehensive Income (Loss)	151,930	(418,081)	370,097	(418,081)

COMPREHENSIVE INCOME	$1,137,434	$1,296,186	$3,024,219	$3,172,417

BASIC EARNINGS PER SHARE	$0.02	$0.04	$0.06	$0.07
FULLY DILUTED EARNINGS PER SHARE	$0.02	$0.03	$0.06	$0.07

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	47,348,137	48,266,199	47,392,534	48,467,136
FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	48,124,208	49,095,575	48,192,849	49,237,938

These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Six Months Ended June 30,
	2019	2018
OPERATING ACTIVITIES
Net income	$2,654,122	$3,590,498
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	483,063	442,959
Gain on sale of fixed assets	(38,340)	(76,703)
Bad debt expense	229,792	141,348
Stock awards issued for services	749,547	861,189
Changes in operating assets and liabilities:
Changes in accounts receivable	605,009	548,419
Changes in income taxes receivable/payable	(1,261,267)	(790,946)
Changes in inventories	1,831,865	(2,074,974)
Changes in prepaid expenses	(35,637)	114,907
Changes in deferred tax asset/liability	205,314	91,890
Changes in accounts payable and accrued liabilities	(115,813)	274,744
Net Cash Provided by Operating Activities	5,307,655	3,123,331

INVESTING ACTIVITIES
Proceeds from sale of equipment	39,810	159,449
Sale of investments	1,109,297	368,379
Purchase of fixed assets	(1,429,735)	(1,184,126)
Payments for asset acquisition	(2,088,814)	—
Net Cash Used in Investing Activities	(2,369,442)	(656,298)

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(184,433)	(736,160)
Cash received in exercise of stock options	—	174,002
Purchase of Treasury stock	(1,333,578)	(4,000,000)
Principal paid towards lease liability	(32,185)	—
Net Cash Used in Financing Activities	(1,550,196)	(4,562,158)

Effect of exchange rate changes on cash	(2,171)	(51,997)

NET INCREASE (DECREASE) IN CASH	1,385,846	(2,147,122)
CASH AT BEGINNING OF PERIOD	10,101,932	11,445,799
CASH AT END OF PERIOD	$11,487,778	$9,298,677

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$2,832	$—
Income taxes	$1,793,281	$1,691,397
NON-CASH FINANCING AND INVESTING ACTIVITIES:
Acquisition of assets (Preliminary estimate)	$237,032	$—

These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes